Exhibit (a)(1)(WW)

Offer to Purchase for Cash

Up to 24.9% of the Shares of Common Stock Including the Associated Rights

of

SOUTHWEST GAS HOLDINGS, INC.

at

$82.50 Net Per Share

by

IEP UTILITY HOLDINGS LLC

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MAY 20, 2022 (SUCH DATE AND TIME, THE “EXPIRATION DATE”)

May 9, 2022

To Our Clients:

Enclosed for your consideration is an Offer to Purchase, dated October 27, 2021, as previously amended and supplemented, including by the Supplement to the Offer to Purchase, dated as of December 7, 2021, and the Supplement to the Offer to Purchase, dated as of May 9, 2022 (the “Offer to Purchase”), and the related Revised Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), relating to the offer by IEP Utility Holdings LLC, a Delaware limited liability company (the “Offeror”), to purchase such number of shares of common stock, par value $1.00 per share (the “Common Stock”), of Southwest Gas Holdings, Inc. (the “Company”), and the associated rights issued pursuant to the Rights Agreement, dated as of October 10, 2021, between Southwest Gas Holdings, Inc. and Equiniti Trust Company, as Rights Agent, that are issued and outstanding (the “Rights” and, together with the Common Stock, the “Shares”), such that the Offeror and its affiliates will own up to 24.9% of the issued and outstanding Shares upon closing of the Offer (including the 2,898,676 Shares and 1,840,000 cash settled swaps currently held by affiliates of the Offeror), at a price of $82.50 per Share, net to the seller in cash without interest, less any applicable withholding taxes, upon the terms set forth in the Offer.

WE ARE THE HOLDER OF RECORD (DIRECTLY OR INDIRECTLY) OF SHARES FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US OR OUR NOMINEES AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE REVISED LETTER OF TRANSMITTAL ACCOMPANYING THIS LETTER IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

On May 6, 2022, the Offeror entered into a Cooperation Agreement with the Company to allow for the Offer to proceed. We are mailing a Revised Letter of Transmittal to holders relating to the Offer. If you are an odd lot holder and want to avoid possible proration, you must tender all of your odd lot Shares and so indicate on the Revised Letter of Transmittal. If you previously tendered Shares for pursuant to the Letter of Transmittal and you are not an odd lot holder, you do not need to submit a Revised Letter of Transmittal.

The Offeror is seeking to purchase up to 24.9% of the issued and outstanding Shares upon closing of the Offer, which amount includes the 2,898,676 Shares and 1,840,000 cash settled swaps currently held by affiliates of the Offeror. If more Shares are validly tendered (and not validly withdrawn prior to the Expiration Date), then the Offeror will purchase Shares in the following order of priority:

•

First, all Shares owned in “odd lots” (less than 100 Shares) that have been validly tendered (and not validly withdrawn prior to the Expiration Date) (tenders of less than all of the Shares owned by an odd lot holder will not qualify for this preference); and

•

Second, all other tendered Shares validly tendered (and not validly withdrawn prior to the Expiration Date), on a pro rata basis if necessary, with appropriate adjustments to avoid the purchase of fractional Shares, until the Offeror has an amount of Shares equal to 24.9% of the issued and outstanding Shares (including the 2,898,676 Shares and 1,840,000 cash settled swaps currently held by affiliates of the Offeror) as of the closing of the Offer.

Conditional tenders are not permitted. Because of the “odd lot” priority and proration tender provisions described above, the Offeror may not purchase all of the Shares that a stockholder tenders into the Offer.

We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, pursuant to the terms set forth in the Offer.

Your attention is directed to the following:

☐ The tender price is $82.50 per Share, net to the seller in cash, without interest, less any applicable withholding taxes, upon the terms set forth in the Offer to Purchase.

☐ The Offer is being made for up to 24.9% of the Shares issued and outstanding as of the closing of the Offer, which includes the 2,898,676 Shares and 1,840,000 cash settled swaps currently held by affiliates of the Offeror.

☐ The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Friday, May 20, 2022 (the “Expiration Date”), unless the Offer is earlier terminated.

☐ In connection with the execution of the Cooperation Agreement, the Company’s board of directors have amended the Rights Agreement to reflect that the beneficial ownership percentage in the definition of “Acquiring Person” in the Rights Agreement is 24.9%. Accordingly, as a result of the amendment to the Rights Agreement, the Poison Pill Condition has been satisfied. The Offeror has irrevocably waived all other conditions to the Offer. There are no conditions to the Offer that have not been satisfied or waived.

☐ If you are an Odd Lot Holder and you instruct us to tender on your behalf all of the Shares that you own before the expiration of the Offer and check the box captioned “Odd Lots” on the attached Instruction Form, the Offeror, on the terms of the Offer, will accept all such Shares for purchase before proration, if any, of the purchase of other Shares properly tendered and not properly withdrawn.

☐ Stockholders who tender Shares will not be obligated to pay brokerage fees or commissions to the Information Agent or the Depositary or, except as set forth in Instruction 6 of the Revised Letter of Transmittal, stock transfer taxes on the purchase of Shares by the Offeror pursuant to the Offer.

If you wish to have us tender any or all of your Shares, please complete, sign and return the instruction form set forth below. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form set forth below. Please forward your instructions to us as soon as possible to allow us ample time to tender your Shares on your behalf prior to the expiration of the Offer.

The Offer is made solely by the Offer to Purchase and the related Revised Letter of Transmittal and any supplements and amendments thereto. The Offeror is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Offeror becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, the Offeror will make a good faith effort to comply with any such state statute or seek to have such statute declared inapplicable to the Offer. If, after such good faith effort, the Offeror cannot comply with any such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of the Offeror by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

Instructions with Respect to the Offer to Purchase for Cash

Shares of Common Stock

Including the Associated Rights

of

SOUTHWEST GAS HOLDINGS, INC.

at

$82.50 Net Per Share

by

IEP UTILITY HOLDINGS LLC

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated October 27, 2021, as previously amended and supplemented, including by the Supplement to the Offer to Purchase, dated as of December 7, 2021, and the Supplement to the Offer to Purchase, dated as of May 9, 2022 (the “Offer to Purchase”), and the related Revised Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), relating to the offer by IEP Utility Holdings LLC, a Delaware limited liability company (the “Offeror”), to purchase such number of shares of common stock, par value $1.00 per share (the “Common Stock”), of Southwest Gas Holdings, Inc. (the “Company”), and the associated rights issued pursuant to the Rights Agreement, dated as of October 10, 2021, between Southwest Gas Holdings, Inc. and Equiniti Trust Company, as Rights Agent, that are issued and outstanding (the “Rights” and, together with the Common Stock, the “Shares”), such that the Offeror and its affiliates will own up to 24.9% of the issued and outstanding Shares upon closing of the Offer (including the 2,898,676 Shares and 1,840,000 cash settled swaps currently held by affiliates of the Offeror), at a price of $82.50 per Share, net to the seller in cash without interest, less any applicable withholding taxes, upon the terms set forth in the Offer.

This will instruct you to tender to Offeror the number of Shares indicated below (or, if no number is indicated below, all Shares) held by you for the account of the undersigned, upon the terms set forth in the Offer.

ODD LOTS

(See Instructions 14 and 15 of the Revised Letter of Transmittal)

To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares.

☐ By checking this box, the undersigned represents that the undersigned owns, beneficially or of record, an aggregate of fewer than 100 shares and is tendering all of those shares.

Number of Shares to be Tendered: _____________________________________________________________________ Shares* Date: ____________________________________________________

SIGN HERE
Signature(s) ______________________________________________________________________________________________

(Print Name(s)) ___________________________________________________________________________________________

(Print Address(es)) ________________________________________________________________________________________

(Area Code and Telephone Number(s)) _________________________________________________________________________

(Taxpayer Identification or Social Security Number(s) _____________________________________________________________

*	Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.